SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

KB HOME

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KB HOME

10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000

Bruce Karatz

Chairman and Chief Executive Officer

February 27, 2004

Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of KB Home at 9:00 a.m. on April 1, 2004 at the W Hotel in Los Angeles, California.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors. Whether or not you plan to attend, please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided to ensure that your shares will be represented. You may also vote by calling the 800-number listed on your Proxy Card.

We look forward to seeing you on April 1st.

Sincerely,

BRUCE KARATZ
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held April 1, 2004

To the Holders of the Common Stock

of KB Home:

The Annual Meeting of Stockholders of KB Home will be held on Thursday,

April 1, 2004 at 9:00 a.m. Los Angeles time in the Great Room of the W Hotel, 930 Hilgard Avenue in Los Angeles, California for the following purposes:

(1) To elect four Class III Directors and one Class II Director;

(2) To ratify the appointment of Ernst & Young LLP as KB Home’s independent auditors for the fiscal year ending November 30, 2004; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on February 12, 2004 as the record date for determination of holders of Common Stock entitled to notice of, and to vote at, the meeting or any adjournment thereof. If you plan to attend the meeting you may be asked to present photo identification and you may be accompanied by one guest only. If you hold your shares in a brokerage account (in “street name”), you will need to bring a copy of a brokerage statement reflecting the shares that you owned on February 12, 2004.

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed Proxy Card and mail it promptly in the envelope provided. You may also vote by calling the 800-number listed on your Proxy Card. Your prompt return of the Proxy Card or telephone vote will ensure that your shares are represented at the meeting and will save the Company the additional expense of soliciting proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

KIMBERLY N. KING
Vice President, Corporate Legal Affairs
and Secretary

Los Angeles, California

February 27, 2004

KB HOME

10990 Wilshire Boulevard
Los Angeles, California 90024

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 1, 2004

GENERAL INFORMATION

Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy to be used at the Company’s Annual Meeting of Stockholders to be held on Thursday, April 1, 2004, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended November 30, 2003, including audited financial statements, is also being mailed to stockholders concurrently with this Proxy Statement. It is anticipated that the mailing will commence on or about March 1, 2004.

   You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and promptly return your Proxy Card in the envelope provided. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by written notice to the Company’s Secretary, and, if you attend the Annual Meeting, you may vote your shares in person.

   Only holders of record of the 46,681,359 shares of Common Stock outstanding at the close of business on February 12, 2004 will be entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. The Company’s Grantor Stock Trust, established to assist the Company in meeting its stock-related obligations under various employee benefit programs, held 7,422,020 shares of Common Stock outstanding for voting purposes as of the record date. These shares are voted by the trustee of the Grantor Stock Trust in accordance with instructions received from employees participating in the Company’s employee stock option plans. There is no right to cumulative voting.

   The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified. In the election of directors, you may vote “for” all nominees or your vote may be “withheld” with respect to one or more of the nominees; votes that are withheld will be counted as present and will have the effect of a negative vote because the election of each director will require affirmative vote of a majority of shares present. On the ratification of the appointment of the Company’s independent auditors, you may vote “for,” “against,” or “abstain.”

   Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and on the ratification of appointment of the independent auditors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote. Since the proxy confers discretionary authority to vote upon other matters that properly may come before the meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies. Where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as directors of the Company of the four individuals named under “Election of Directors” and for the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending November 30, 2004.

   The persons named as proxies on the enclosed Proxy Card are Bruce Karatz, Chairman and Chief Executive Officer, and Kimberly N. King, Vice President, Corporate Legal Affairs and Secretary.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

    KB Home has had a long-standing commitment to sound corporate governance practices. These practices provide an important framework within which the Board of Directors and management can pursue strategic objectives, maintain the Company’s integrity in the marketplace and ensure long-term stockholder value. The Company’s Corporate Governance Principles (available at www.kbhome.com/investor/main) define the key elements of the Board’s governance philosophy. The Principles are reviewed regularly by the Nominating and Corporate Governance Committee of the Board, and changes are approved by the full Board as appropriate.

   In addition, employees and directors of the Company are expected to apply the highest ethical standards in their representation of the Company and its interests. All KB Home employees and members of the Board of Directors are subject to the Company’s Business Ethics Policy (available at www.kbhome.com/investor/main). The Business Ethics Policy is reviewed regularly by the Audit and Compliance Committee of the Board, and changes are approved by the full Board as appropriate.

Director Qualifications and Board Independence

   The Board of Directors has articulated certain criteria in the Corporate Governance Principles that must be met to serve as a director of the Company. Determinations regarding the eligibility of director candidates are made by the Nominating and Corporate Governance Committee. Among other things:

•	directors must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders,

•	all directors are expected to be financially literate,

•	no more than one employee of the Company may serve on the Board at any given time, and

•	consultants, lawyers or bankers who do a significant amount of business with the Company are ineligible to serve as a director.

   The Board further believes that a substantial majority of directors should be independent, and has adopted criteria and guidelines, consistent with those established by the New York Stock Exchange, to assist it in determining independence. In accordance with these criteria, the Board has determined that all currently incumbent KB Home directors, and all nominees for director, are independent except Mr. Karatz, the Chairman and Chief Executive Officer. The independence criteria applied by the Board specify that no director who is a current employee of KB Home may be considered independent. Further, a director will not be considered independent if, within the preceding three years:

•	the director or an immediate family member of the director received more than $100,000 in direct compensation from KB Home, other than fees directly related to Board service,

•	the director was employed by or affiliated with KB Home’s principal independent auditors,

•	an immediate family member of the director was employed by KB Home’s principal independent auditors in a professional capacity,

•	an executive officer of KB Home was on the compensation committee of the board of directors of a company which employed the director, or which employed an immediate family member of the director as an officer, or

•	the director was an executive officer or employee of, or an immediate family member of the director was an executive officer of, another company that does business with KB Home and the annual revenues derived from that business by either company accounts for more than (a) $1,000,000 or (b) two percent (2%) of the consolidated annual revenues of such company, whichever is greater.

   Under the Company’s Corporate Governance Principles, the following commercial or charitable relationships are not, by themselves, considered material relationships that impair a director’s independence:

•	the director is an executive officer of another company that does business with KB Home, provided the annual revenues derived from that business by either company accounts for less than (a) $1,000,000 or (b) two percent (2%) of the consolidated annual revenues of such company, whichever is greater, or

•	the director serves as an officer, director or trustee of a charitable organization, and KB Home makes discretionary charitable contributions to that organization, provided such contributions are less than the greater of (a) $100,000 or (b) two percent (2%) of that organization’s total annual charitable receipts.

   In accordance with the foregoing independence definition, the Board has determined that all non-employee directors, incumbent and standing for election, are independent. Furthermore, the Board has also determined that all Committees of the Board, except the Executive Committee, which does not regularly meet, are entirely composed of independent directors. The Executive Committee is comprised of Messrs. Irani and Nogales, both of whom are independent, and Mr. Karatz, the Chairman and Chief Executive Officer of the Company.

Board Structure and Committee Composition

As of the date of this Proxy Statement, the Board has nine incumbent directors, two new directors standing for election, and the following four committees: (i) Audit and Compliance, (ii) Management Development and Compensation, (iii) Nominating and Corporate Governance, and (iv) Executive. The membership during fiscal 2003 and the function of each of the Committees are described below.

   During 2003, the Board held five meetings. Every KB Home director attended 100% of all Board meetings and meetings of the Committees on which he or she served, except one director who was absent for one Board and one Committee meeting. Directors are expected to attend Annual Meetings of KB Home Stockholders. All directors attended the 2003 Annual Meeting of KB Home Stockholders, which was held on April 3, 2003.

   The chart on page 5 shows the various Committees of the KB Home Board of Directors, the current members of those Committees, and the number of meetings each committee held during the year. In addition to the directors shown, Jane Evans served as an esteemed member of the Board since 1993 and was KB Home’s first woman director. Ms. Evans passed away unexpectedly in November 2003. Ms. Evans served on the Audit and Compliance Committee and the Management Development and Compensation Committee throughout most of fiscal 2003. Her contributions and collegiality are and will continue to be greatly missed.

		Management	Nominating and
	Audit and	Development and	Corporate
Name of Director	Compliance	Compensation	Governance	Executive

Independent Directors(a)
Ronald W. Burkle	X		X
Dr. Ray R. Irani		X *		X	*
Kenneth M. Jastrow, II			X
James A. Johnson			X *†
J. Terrence Lanni(b)		X
Michael G. McCaffery(c)	X
Dr. Barry Munitz	X *	X
Luis G. Nogales		X	X	X
Employee Director
Bruce Karatz				X
Number of Meetings in Fiscal 2003	5	3	4	0

X = Member * = Chair † = Presiding Director

(a)	Two director nominees, Melissa Lora and Leslie Moonves, are standing for election for the first time at the 2004 Annual Meeting, and are therefore not represented on this chart.

(b)	Mr. Lanni’s first meeting as a member of the Management Development and Compensation Committee was on February 4, 2004.

(c)	Mr. McCaffery’s first meeting as a member of the Audit and Compliance Committee was on December 3, 2003.

     Audit and Compliance Committee. KB Home has a separately-designated standing Audit and Compliance Committee established in accordance with the Securities Exchange Act of 1934, as amended. The Audit and Compliance Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Committee prepares the Audit and Compliance Committee report for inclusion in the annual proxy statement; appoints, evaluates and determines the compensation of the Company’s independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews the Company’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on the Company’s financial statements; and annually evaluates its performance and its charter. The Audit and Compliance Committee works closely with management as well as the Company’s independent auditors. The Audit and Compliance Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

   The report of the Audit and Compliance Committee is included in this Proxy Statement on page 36. The charter of the Committee is available at www.kbhome.com/investor/main and is also included in this Proxy Statement as Appendix A.

   Management Development and Compensation Committee. The Management Development and Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives; produces an annual report on executive compensation for inclusion in the Company’s proxy statement; provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans and benefits programs; and has the authority to retain compensation consultants, outside counsel and other advisors as it deems necessary to carry out its duties. Other specific duties and responsibilities of the Management Development and Compensation Committee include: administering the Chairman and Chief Executive Officer’s employment agreement and compensation against performance, as well as establishing appropriate levels of short-term and long-term compensation levels for other executive officers and senior management; reviewing and reporting to the Board on the utilization of stock-based incentive plans within the Company; exercising the authority given to it under the Company’s various stock plans, including the determination of the nature and amount of awards to be granted thereunder; reviewing and reporting to the Board on the Company’s activity related to attracting qualified executives and the development of such executives within the Company; and annually evaluating its performance and its charter.

   The report of the Management Development and Compensation Committee is included in this Proxy Statement beginning on page 20. The Management Development and Compensation Committee Charter is available at www.kbhome.com/ investor/main and is also included herein as Appendix B.

   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria set forth in the KB Home Corporate Governance Principles and as otherwise may be established by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and makes recommendations to the Board concerning director compensation. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include: regularly assessing the size and composition of the Board; developing membership qualifications for Board Committees; reviewing and recommending to the full Board changes to the Corporate Governance Principles; recruiting new members to the Board; reviewing and recommending proposed changes to the Company’s charter or bylaws; assessing periodically and recommending action with respect to the Company’s stockholder rights plan or other stockholder protections; recommending Board committee assignments; overseeing the evaluation of the Board; and annually evaluating its performance and its charter.

   The Nominating and Corporate Governance Committee Charter is available at www.kbhome.com/investor/main and is also included herein as Appendix C.

     Executive Committee. The Executive Committee of the Board has the authority of the Board of Directors to act between meetings of the full Board of Directors, except to the extent that such authority may be limited by applicable law. The purpose of the Executive Committee is to provide director oversight and action between regular meetings of the Board to the extent necessary for the Company to operate efficiently. The Executive Committee typically acts only pursuant to authority specifically delegated to it by the full Board of Directors, and all actions taken by the Executive Committee between Board meetings are considered and ratified at the next regular meeting of the full Board. The Executive Committee did not meet in 2003, but acted periodically by written consent.

Consideration of Director Nominees

Stockholder Nominees. The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to maximize the knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications and Board Independence” on pages 3 and 4. Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
KB Home
10990 Wilshire Boulevard
Los Angeles, California 90024

   In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. Please see “Stockholder Proposals for 2005 Annual Meeting” at page 38.

     Identifying and Evaluating Nominees for Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or arise, the Nomi-

nating and Corporate Governance Committee considers various potential candidates to serve as director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board.

   The Company historically has not used the services of professional search firms to identify and assist in identifying director candidates. Melissa Lora, one of two new directors standing for election at the 2004 Annual Meeting, was identified through a professional director search firm that was paid a fee for identifying her as a candidate and assisting in the screening process.

Executive Sessions of Independent Directors

Executive sessions of the Company’s independent, non-employee directors are held at least twice a year. The sessions are scheduled and chaired by the Chair of the Nominating and Corporate Governance Committee, who acts as the Presiding Director. Any non-employee director can request an additional executive session.

Communications with the Board

Individuals may communicate with the Board of Directors by writing to the Corporate Secretary at the address set forth on page 7.

Compensation Paid to Board Members

Only non-employee directors receive compensation for their Board service; therefore, Mr. Karatz receives no additional compensation for serving on the Board. KB Home directors are compensated on a “Director Year” basis, which is the period between annual meetings of stockholders. Accordingly, the “2003 Director Year” commenced on April 3, 2003, the date of the Company’s 2003 Annual Meeting of Stockholders, and will conclude on April 1, 2004, the date of the Company’s 2004 Annual Meeting of Stockholders.

   In early 2003, the Nominating and Corporate Governance Committee conducted a complete evaluation of the Board’s compensation program with a view toward simplifying the prior compensation program, while also assuring that it continued to be aligned with stockholder interests as well as competitive with compensation paid to directors on other public company boards of similar qualifications and scope. A new director compensation program was recommended by the Committee, was subsequently approved by the Board, and has been in place for the 2003 Director Year.

   Annual Retainer. Under the new compensation program, each KB Home director receives an annual retainer of $80,000. A director may elect to receive the annual retainer (i) in cash, (ii) in “Stock Units” (as described below) or (iii) in Stock Options. If a director chooses to receive the retainer in cash, it is paid in quarterly installments of $20,000 over the course of the Director Year.

   If a director elects to receive the retainer in Stock Units, the units are granted at the beginning of the Director Year at a value equal to 120% of the cash value of the retainer on the date of grant. A “Stock Unit” is a contract right to receive a share of Common Stock or a cash payment equal to the fair market value of a share of Common Stock. Directors earn the equivalent of cash dividends on, but do not have voting or investment power with respect to, the shares of Common Stock represented by their Stock Units. The shares of Common Stock represented by Stock Units are distributed in-kind or in cash, at the election of the participating director, when the director retires or otherwise leaves the Board.

   If a director elects to receive the annual retainer in Stock Options rather than in cash, the options are granted as of the beginning of the Director Year, have an exercise price equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant, and the number granted are determined by a Black-Scholes ratio of 25%. The Stock Options are fully vested when granted, but cannot be exercised until the earlier to occur of (i) the director’s acquisition and continued ownership of at least 5,000 shares of the Company’s Common Stock or (ii) the director’s retirement or otherwise ceasing to serve on the Board. Stock Options granted to directors have a term of fifteen years, consistent with the Company’s employee stock options.

   Annual Stock Unit Grant. Every non-employee director receives an annual grant of 2,000 Stock Units at the beginning of each Director Year. Directors may elect to receive their annual grant in Stock Options rather than in Stock Units, in which case the Stock Options are granted pursuant to the same terms and conditions as described on page 8 under “Annual Retainer.”

   Committee Chair Retainer. At the beginning of each Director Year, the Chair of the Audit and Compliance Committee receives an additional annual retainer of 500 Stock Units. Chairs of all other Committees of the Board receive annual retainers of 300 Stock Units. Committee Chairs may elect to receive their retainer in Stock Options rather than in Stock Units, in which case the Stock Options are granted pursuant to the same terms and conditions as described on page 8 under “Annual Retainer.”

   Charitable Giving. The Company also maintains a Directors’ Legacy Program under which the Company will make a charitable donation up to $1,000,000 to be allocated to up to five charitable organizations or educational institutions of the director’s choice upon his or her death. The program has no direct compensation value to directors or their families because they do not receive any cash compensation or tax savings. Accordingly, all directors, including employee directors, are eligible to participate in the program. Directors vest in the full donation in five equal annual installments of $200,000; directors must serve on the Board for five consecutive years to be fully vested in the program. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code. The program is funded by life insurance contracts maintained by the Company on the lives of the participating directors. This funding is structured such that the life insurance proceeds are expected to equal the cost to the Company of maintaining the program.

PROPOSALS TO BE VOTED ON

PROPOSAL: 1
ELECTION OF DIRECTORS

    At the Annual Meeting, the Board of Directors will present as nominees and recommend to stockholders that the five persons listed below be elected to the Board of Directors. Messrs. Burkle, Irani, Moonves, and Nogales are nominated as Class III Directors to serve for a three-year term ending at the 2007 Annual Meeting of Stockholders. To keep the number of individuals in the Classes of Directors on the Board as evenly balanced as possible, as required by the Company’s Articles of Incorporation, Ms. Lora is being nominated as a Class II Director to serve until the 2006 Annual Meeting of Stockholders. Messrs. Burkle, Irani and Nogales are currently directors of KB Home and are standing for re-election. Mr. Moonves was nominated by the Board in February 2004, and is standing for election for the first time. Should any of these nominees become unable to serve as a director prior to the Annual Meeting, the persons named on the enclosed Proxy Card will, unless otherwise directed, vote for the election of such other person as the Board of Directors may recommend in place of such nominee. The election of each nominee will require the affirmative votes of a majority of shares present at the meeting in person or by proxy and entitled to vote.

   Your Board recommends a vote FOR the election to the Board of each of the following nominees. A brief summary of each nominee’s principal occupation, recent professional experience and their directorships, if any, at other public companies is provided below.

Ron Burkle, age 51, is the founder and managing partner of The Yucaipa Companies, a private investment firm based in Southern California. Yucaipa specializes in acquisitions, mergers and management of large retail, manufacturing and distribution companies. Mr. Burkle has served as Chairman of the Board and controlling shareholder of numerous companies including Alliance Entertainment, Dominick’s, Fred Meyer, Ralphs and Food4Less. He is currently a member of the board of Occidental Petroleum Corporation, Yahoo! Inc. and Kaufman & Broad S.A., the Company’s majority-owned publicly-held French subsidiary. He has been a director of the Company since 1995.

Dr. Ray R. Irani, age 69, is Chairman and Chief Executive Officer of Occidental Petroleum Corporation. He joined Occidental in 1983 as Chairman and Chief Executive Officer of Occidental Chemical Corporation, an Occidental subsidiary, and as Executive Vice President of Occidental. In 1984 he was elected to the Board of Directors of Occidental and was named President and Chief Operating Officer. He assumed the responsibilities of Chairman and Chief Executive Officer, in addition to President, in 1990. Dr. Irani was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd., an Occidental affiliate, from 1987 to 1999. Dr. Irani is a director of Cedars Bank and Lyondell Chemical Company. Dr. Irani has been a director of the Company since 1992.

Melissa Lora, age 41, is the Chief Financial Officer of Taco Bell Corp., a position that she has held since 2001. Ms. Lora joined Taco Bell Corp. in 1987 and has held various positions throughout the company, most recently acting as Region Vice President and General Manager from 1998 to 2000 for Taco Bell’s operations throughout the Northeastern United States. Ms. Lora was nominated to stand for election to the Company’s Board of Directors in February 2004.

Leslie Moonves, age 54, has been President and Chief Executive Officer of CBS Corporation since 1998, and Chairman since 2003 with responsibility for UPN since January 2002. He joined CBS in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television from 1993, when Warner Bros. and Lorimar Television combined operations. From 1989 to 1993, he was president of Lorimar Television. Mr. Moonves was nominated to stand for election to the Company’s Board of Directors in February 2004.

Luis G. Nogales, age 60, is the Managing Partner of Nogales Investors, LLC, a private equity investment firm. He was Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997, President of Univision Communications, Inc., from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a director of Southern California Edison Co., Edison International, Arbitron, and Kaufman & Broad S.A., the Company’s majority-owned publicly-held French subsidiary. Mr. Nogales has been a director of the Company since 1995.

   The other directors of the Company and their respective principal occupations, business affiliations and other information for at least the past five years are as follows.

Kenneth M. Jastrow, II, age 56, has been Chairman and Chief Executive Officer of Temple-Inland Inc. since 2000. Prior to that, Mr. Jastrow served as President and Chief Operating Officer in 1998 and 1999, Group Vice President from 1995 until 1998, and as Chief Financial Officer of Temple-Inland from November 1991 until 1999. Mr. Jastrow is also a director of MGIC Investment Corporation. He joined the Company’s Board in December 2001, and his current term expires in 2006.

James A. Johnson, age 60, has been Vice Chairman of Perseus LLC, a merchant banking and private equity firm since 2001. In 2000, Mr. Johnson served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. Mr. Johnson was employed by Fannie Mae from 1990 through 1999, where he served as Vice Chairman in 1990, Chairman and Chief Executive Officer from 1991 through 1998 and Chairman of the Executive Committee of the Board in 1999. He serves on the boards of Gannett, Inc., Target Corporation, UnitedHealth Group, The Goldman Sachs Group, Inc., and Temple-Inland Inc. Mr. Johnson has been a member of the Board of Directors since 1992 and his current term expires in 2005.

Bruce Karatz, age 58, has been Chairman of the Company since 1993 and Chief Executive Officer since 1986. Mr. Karatz joined the Company’s predecessor in 1972, and from 1976 through 1980 was President of its French homebuilding subsidiary, Kaufman & Broad S.A. From 1980 until the formation of the Company in 1986, Mr. Karatz was President of Kaufman and Broad Development Group. Mr. Karatz is a director of Honeywell International Inc., Avery Dennison Corporation, Edison International, and Kaufman & Broad S.A., the Company’s majority owned publicly-held French subsidiary. Mr. Karatz has been a director of the Company since 1986, and his current term expires in 2006.

J. Terrence Lanni, age 61, has been Chairman of MGM MIRAGE since July 1995, and Chief Executive Officer from June 1995 to December 1999, and since March 2001. Before joining MGM MIRAGE, Mr. Lanni was President and Chief Operating Officer of Caesars World, Inc. from April 1981 to February 1995, and a director from January 1982 to February 1991. Mr. Lanni is also a director of the Jim Pattison Group. Mr. Lanni was elected to the Company’s Board of Directors in August 2003 and his current term expires in 2005.

Michael G. McCaffery, age 50, is President and Chief Executive Officer of the Stanford Management Company, which was established in 1991 to manage the $10.9 billion endowment of Stanford University’s financial and real estate investment assets. Previously Mr. McCaffery was Chairman and Chief Executive Officer of Robertson Stephens Investment Bankers, a position he held since 1993. Mr. McCaffery is a director of Western Technology Ventures, The Investment Fund for Foundations, RS Investment Trust and is a member of the Advisory Board of Accel Ventures. Mr. McCaffery was elected to the Company’s Board of Directors in July 2003 and his current term expires in 2005.

Dr. Barry Munitz, age 62, is President and Chief Executive Officer of The J. Paul Getty Trust. From 1991 to 1997, Dr. Munitz was Chancellor of the California State University, the largest system of senior higher education in the United States. He is also a director for Sallie Mae. Dr. Munitz joined the Company’s Board of Directors in 1999 and his current term expires in 2005.

PROPOSAL: 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit and Compliance Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the Company’s consolidated financial statements for the fiscal year ending November 30, 2004. During fiscal 2003, Ernst & Young LLP served as the Company’s independent auditors and also provided certain other audit related services. See “Independent Auditor Fees and Services” on page 37. Representatives of Ernst & Young are expected to attend the Annual Meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

   At the Annual Meeting, the Board of Directors will recommend the ratification of the appointment of Ernst & Young LLP for the fiscal year ending November 30, 2004. Your Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

Directors and Management

The following information is furnished, as of February 26, 2004, to indicate the beneficial ownership of the Company’s Common Stock by each director, nominee for director and each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”) individually, and by all directors, Named Executive Officers and other executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No director, nominee for director, Named Executive Officer or other executive officer owns more than 1% of the Company’s Common Stock, other than Mr. Karatz who owns 6.0%. As a group, all directors, Named Executive Officers and other executive officers of the Company own in the aggregate 10.5% of the Company’s Common Stock.

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(a – c)

Ronald W. Burkle	54,943
Dr. Ray R. Irani	49,893
Kenneth M. Jastrow, II	6,604
James A. Johnson	74,526
Bruce Karatz	2,942,098
J. Terrence Lanni	982
Melissa Lora	0
Michael G. McCaffery	1,306
Leslie Moonves	0
Dr. Barry Munitz	11,500
Luis G. Nogales	21,249
Jeffrey T. Mezger	617,808
Robert Freed	79,304
Jay Moss	88,862
Leah S. W. Bryant	64,331
All directors, Named Executive Officers and other executive officers as a group (25 people)	4,924,339

(a)	Included are Stock Units held by non-employee directors under the Non-Employee Directors Stock Plan in the following amounts: Mr. Burkle 16,660; Dr. Irani 19,079; Mr. Jastrow 6,604; Mr. Johnson 19,972; Mr. Lanni 982; Mr. McCaffery 1,306; Dr. Munitz 9,500; and Mr. Nogales 16,484.

(b)	Included are shares of Common Stock subject to acquisition within 60 days of February 26, 2004 through the exercise of stock options granted under the Company’s employee stock plans in the following amounts: Mr. Karatz 1,967,478; Mr. Mezger 491,279; Mr. Freed 28,333; Mr. Moss 50,586; and Ms. Bryant 41,666; and all executive officers as a group, 3,185,690. Also included are shares subject to acquisition within 60 days of February 23, 2004 through the exercise of options under the Non-

Employee Directors Stock Plan in the following amounts: Mr. Burkle 37,783; Dr. Irani 18,814; Mr. Johnson 52,554; and Mr. Nogales 1,065.

(c)	Included are a total of 790,683 shares of restricted Common Stock granted under the Company’s employee stock plans. As of February 26, 2004, Mr. Karatz held 25,000 shares of restricted Common Stock under a grant made in 1991. These shares were part of a 150,000 share grant that vests in equal annual installments over twelve years. The first installment vested in 1994; full vesting will occur in 2005. In addition, for 2003 Mr. Karatz received an award of 116,844 shares of restricted Common Stock; the shares vest on January 15, 2007, three years from the date of grant. In accordance with his current employment agreement, which places a $5,000,000 limit on his cash incentive bonus, these shares represent the portion of his 2003 incentive bonus that was in excess of $5,000,000. Also, in 2003, all executive officers, including the Named Executive Officers received restricted stock grants as part of their equity incentive awards for fiscal 2004. These shares vest on October 24, 2006, and were awarded in the following amounts: Mr. Karatz 30,000; Mr. Mezger 12,000; Mr. Freed 1,800; Mr. Moss 1,800; and Ms. Bryant 2,400; and all executive officers as a group, 65,447. In January 2004, certain executive officers received restricted stock for that portion of their cash incentive bonus that exceeded a specified amount. These shares vest on January 15, 2007, and were awarded to the Named Executive Officers in the following amounts: Mr. Mezger 24,479; Mr. Freed 12,395; Mr. Moss 7,922; and Ms. Bryant 6,974.

Beneficial Owners of More Than 5  Percent

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, as of February 26, 2004 the only persons or entities, in addition to Mr. Karatz, known to be beneficial owners of more than 5% of the Company’s Common Stock were as follows:

	Amount and Nature	Percent
	of Beneficial	of
Name and Address of Beneficial Owner	Ownership (a – c)	Class

KB Home Grantor Stock Trust,	7,422,020	15.9%
Wachovia Bank, N.A., as Trustee, Institutional Trust and Retirement Services 101 North Main Street Winston-Salem, North Carolina 27150
FMR Corp.	2,512,313	5.4%
82 Devonshire Street Boston, Massachusetts 02109
Vanguard Windsor Funds — Vanguard Windsor Fund	2,378,100	5.1%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(a)	Pursuant to the amendment to Schedule 13D dated February 20, 2004 filed with the Securities and Exchange Commission by the KB Home Grantor Stock Trust, Wachovia Bank, N.A., as Trustee (the

“GST”), the GST holds all of the shares reported pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and the Trustee disclaim beneficial ownership of the shares reported. The Trustee has no discretion over the manner in which the shares held by the GST are voted. The trust agreement for the GST provides that, as of any given record date, employees who hold unexercised options under the Company’s employee stock option plans will determine the manner in which shares of the Company’s Common Stock held in the GST are voted.

The Trustee will vote the Common Stock held in the KB Home Grantor Stock Trust (the “GST”) in the manner directed by those eligible employees who submit voting instructions for the shares. The number of shares as to which any one employee can direct the vote is determined on a pro-rata basis and will depend upon how many employees submit voting instructions to the Trustee. Employees who are also directors of the Company are excluded from voting; accordingly, Mr. Karatz may not direct the vote of any shares in the GST. If all eligible employees submit voting instructions to the Trustee, as of the February 12, 2004 record date for the Annual Meeting, the other Named Executive Officers will have the right to vote the following share amounts: Mr. Mezger 1,639,888; Mr. Freed 133,598; Mr. Moss 178,104; Ms. Bryant 194,798; and all executive officers as a group, 4,364,608. If less than all of the eligible employees submit voting instructions, then the foregoing amounts will be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and will not be disclosed to any person including the Company.

(b)	Pursuant to the amendment to Schedule 13G dated January 12, 2004 filed with the Securities and Exchange Commission by FMR Corp., 1,483,978 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies (collectively, the “Fidelity Funds”); with respect to these shares, FMR Corp., Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise sole investment power and the Fidelity Funds’ Boards of Trustees exercises sole voting power. Of the shares reported, 117,345 shares are beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has sole investment and voting power. The remaining 910,990 shares reported are beneficially owned by Fidelity International Limited, an investment adviser and an entity independent of FMR Corp., as to which shares Fidelity International Limited exercises sole investment and voting power.

(c)	Pursuant to the amendment to Schedule 13G dated February 6, 2004 filed with the Securities and Exchange Commission by Vanguard Windsor Funds-Vanguard Windsor Fund, Vanguard, an investment advisor, has shared investment power and sole voting power with respect to all of the shares reported as beneficially owned. Wellington Management Company, LLP (“WMC”), an investment advisor, has shared voting power with respect to 22,200 of the shares reported as beneficially owned and shared investment power with respect to 2,437,400 of the shares reported as beneficially owned.

MANAGEMENT DEVELOPMENT AND COMPENSATION

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

The Company designs executive compensation around five key objectives, which comprise the Company’s executive compensation philosophy. The Management Development and Compensation Committee of the Company’s Board of Directors provides guidance, recommendations and approvals to executive compensation programs guided by the Company’s executive compensation philosophy which is intended to:

•	closely link executive compensation to the creation of stockholder value,

•	encourage stock ownership by executives to directly align executive interests with stockholder interests,

•	reward contributions that further the Company’s KBnxt operational business model by aligning individual performance measures with the Company’s performance objectives,

•	balance compensation elements to encourage the achievement of both short-term business plans and long-term strategic objectives with a focus on total compensation, and

•	attract, retain and motivate executives of the highest quality.

   Under the Company’s total compensation focus, continuing analysis of both annual and long-term compensation is required. Annual compensation is typically determined by the pre-tax, pre-incentive profit of the Company (or a particular business unit). Long-term compensation awards are determined by the Company’s cumulative earnings per share and the Company’s (or a particular business unit’s) average pre-tax return on investment over a specified period of years. Additionally, in determining the level of annual compensation, specific performance requirements are set for each executive. Performance against these requirements is analyzed to ensure that the results achieved are sustainable and that the KBnxt operational business model is being followed. This total compensation approach puts a large portion of executives’ compensation at risk based on the Company’s performance, as well as their individual performance. The Management Development and Compensation Committee believes that this is a balanced approach that motivates the Company’s executives to continually improve the Company’s performance and maintains close alignment with the interests of the Company’s stockholders.

   The Company achieved record unit deliveries, total revenues, net income and earnings per share in 2003 and demonstrated substantial improvement over its 2002 performance. Diluted earnings per share increased 23% over 2002, total revenues increased by 16% over 2002, and 2003 year-end backlog value increased approximately 31% over 2002. The improved results in 2003 were driven by the combined effects of higher unit delivery volume; expanded housing gross margins and lower interest expense, which offset decreased net income from mortgage banking operations. The Company also ended its fiscal year in a solid financial position, including approximately $138 million of cash and stockholders’ equity of $1.59 billion.

Compensation in 2003

The following generally describes how the Company’s executive officers and, in particular, the Named Executive Officers, were paid in 2003. Please see the tables under “Executive Compensation” at pages 31-35 for a detailed presentation of compensation earned by the Named Executive Officers in 2003. The specifics of Chief Executive Officer compensation are addressed separately in this report.

Base Salaries. Base salaries are viewed as compensation for an executive’s ongoing contribution to the performance of the business units for which he or she is responsible. Increases in executive base salaries are made by reference to the Management Development and Compensation Committee’s assessment of each executive’s contribution to the Company’s business and by reference to the Company-wide budget for base salary increases. Executive base salaries are targeted to be competitive with average base salaries paid to executives with comparable responsibilities at other companies in the real estate sector. The Management Development and Compensation Committee reviews analyses by the Company’s Compensation Department and by outside consultants to ensure that base salaries remain competitive and are at least at the median level.

   In 2003, the average merit increase, of employees receiving merit increases, was 3.5% on an annualized basis. Individual base salary increases were determined by individual performance and contribution levels and ranged from 0% to 8% in 2003, excluding promotional increases. Base salary increases for the Named Executive Officers, were consistent with the Company-wide increase and the Company’s merit distribution philosophy.

   In keeping with the Company’s total compensation approach, base salaries, coupled with annual incentive awards, are targeted to be competitive with the upper quartiles of base salaries and incentive awards made to executives with comparable responsibilities at other companies in the real estate sector.

Annual Incentive Awards. Annual incentives are paid in cash and, when certain thresholds are adhered, restricted shares of the Company’s Common Stock and are intended to reward executives for improved short-term performance as measured against specific performance criteria relative to their respective businesses. In general, annual cash incentive awards paid to executives are determined by the pre-incentive, pre-tax profit of the business operations for which they are responsible. In 2003, annual cash incentive awards may have been increased or decreased depending upon the division’s achievement of specified performance criteria, customer satisfaction as measured by the Company’s Customer Satisfaction Index (“CSI”), and the results against specific individual performance measures established at the beginning of the fiscal year. This approach is intended to motivate executives to improve the Company’s overall performance in a balanced manner.

   In 2003, certain executives, including each of the Named Executive Officers, earned annual cash incentive awards based upon a specific percentage of the Company’s (or a particular business unit’s) pre-incentive, pre-tax profit. Annual incentive bonuses for certain other executives, including each of the Named Executive Officers, were determined by a combination of a percentage participation in the Company’s (or a particular business unit’s) pre-incentive, pre-tax profit, as adjusted by the division’s achievement of specified performance criteria, CSI, and assessment of their individual job performance as determined against their specific performance measures established at the beginning of the fiscal year. In 2003, caps were introduced to limit the amount of compensation paid in cash to certain executives, including each of the Named

Executive Officers. To encourage stock ownership and to further align the interests of executives and shareholders, incentive amounts earned in excess of the cap were paid in shares of three-year restricted stock.

Long-Term Incentive Compensation. Long-term incentive compensation is generally awarded in the form of stock option grants, restricted stock, and Performance Unit awards under the Company’s Unit Performance Program.

   By providing executives with an ownership stake in the Company, stock option and restricted stock grants are intended to align executive interests with stockholder interests and to motivate executives to continually improve the long-term performance of the Company. As shown in the table entitled “Option/SAR Grants in Last Fiscal Year” at page 33, stock option grants were made in 2003 to each of the Named Executive Officers. Grants made to Company executives, including the Named Executive Officers, during the fourth quarter of fiscal 2003 represent their annual discretionary grants for fiscal year 2004. Beginning with the grants for 2004, a portion of the estimated present value of annual equity awards, formerly made only through stock option grants was replaced with an equivalent value of shares of restricted stock. Use of restricted stock as a part of the annual grant process was initiated to encourage direct share ownership by executives and to provide an additional retention incentive for members of the executive team.

   In early 1998, the Committee adopted an Executive Stock Ownership Policy, designed to further the Company’s strategy of closely aligning the interests of management and shareholders. The policy requires the Named Executive Officers, as well as all senior corporate and divisional managers, to achieve specified ownership levels of the Company’s Common Stock. The policy has been updated from time to time since its adoption. Current stock ownership targets are based on the average total annual cash compensation (base salary and cash bonus) over a period of two fiscal years for all participants except Mr. Karatz. The target for Mr. Karatz is based on two-times his average total annual cash compensation.

   In 2003, the Management Development and Compensation Committee also made awards of Performance Units under the Unit Performance Program, which was first implemented in 1996. This long-term incentive compensation program is intended to motivate senior management toward improving the Company’s long-term performance by providing incentives tied to specified long-term performance objectives of the Company. Participants in the Unit Performance Program include all executive officers and certain other members of senior management.

   The value of Performance Units awarded under the Unit Performance Program is determined over the three-year period that the Performance Units are outstanding by (i) the Company’s cumulative earnings per share and (ii) the average pre-tax return on investment of the specific operations for which the participating executive is responsible. The weighting of both factors, as well as the individual performance targets for each executive, are established on an annual basis by the Management Development and Compensation Committee. For all Performance Units awarded to corporate-based executives in 2003, earnings per share will determine 75% of the value of the award and pre-tax return on investment will determine 25% of the value of the award. For awards to division-based executives, earnings per share will determine 50% of the value of the award and pre-tax return on investment will determine 50% of the value of the award. Performance Unit payouts, if any, may be paid in cash or in stock or stock equivalents, at the discretion of Company management. Please see “Long-Term Incentive Plans — Awards in Last

Fiscal Year” at pages 34-35 for the Performance Units granted to each Named Executive Officer in 2003.

   The value of Performance Units awarded under the Unit Performance Program is realized, if at all, three years after the date of award. Performance Units awarded at the beginning of fiscal 2001 were paid out in cash based on results measured through the end of fiscal 2003. Please see “Summary Compensation Table” at pages 31-32 for the value of the awards paid to each of the Named Executive Officers upon the vesting of their Performance Units in 2003. No employees of Kaufman & Broad S.A., the Company’s French subsidiary, participate in the Unit Performance Program.

   In 2003, the Management Development and Compensation Committee undertook a strategic review of the total compensation package for executives. As a result, the following decisions were made:

•	Under the terms of his employment agreement, the maximum cash value of Mr. Karatz’s annual incentive is capped at a predetermined amount. For fiscal 2003, the Committee implemented similar cash value caps for Regional General Managers, Division Presidents, and certain Corporate Executives. Maximum cash values for annual incentive awards were set at $1,250,000 for Regional General Managers and $750,000 for Division Presidents. Amounts earned in excess of the cash cap were paid in shares of three-year restricted Common Stock.

•	Stock option award practices were modified for all executive officers and certain other senior executives in the most recent fiscal year. When determining award levels, the present value of the award is reviewed for each recipient. As a means to enhance executive retention, approximately 30% of the value of the overall equity award was granted in shares of restricted Common Stock with three-year cliff vesting.

•	The PROI Modifier was eliminated from fiscal year 2003 incentive awards. The Company’s pre-tax return on investment has more than doubled since the inception of the PROI Modifier Plan in 1997. Although the Company has eliminated this specific program, PROI continues to be an integral component that determines the amount of compensation that may be earned by Company’s key operational executives, as well as a key measure in the Unit Performance Program.

   Compensation of Chief Executive Officer in 2003. In keeping with the Company’s compensation objectives, Mr. Karatz’s compensation is largely driven by cash and stock-based incentives that are directly tied to the Company’s financial performance. Mr. Karatz entered into an employment agreement with the company in 1995 for a term of six years. In 2001, the Board amended and restated the 1995 agreement and extended the term for an additional seven years, until December 31, 2008. Please see “Employment Agreements” at pages 27-28 for a more detailed description of Mr. Karatz’s employment agreement. The amended and restated agreement provides that the Board of Directors may, in its discretion, increase or decrease Mr. Karatz’s base salary from time to time, provided that any decrease does not fall below $900,000.

   Mr. Karatz also received an annual incentive bonus of cash and restricted Common Stock for 2003, the amount of which was primarily determined by formulas based on the Company’s pre incentive, pre-tax profit. Mr. Karatz’s 2003 incentive bonus was paid pursuant to the formula in his amended and restated employment agreement. The agreement specifies a $5,000,000 limit on the amount of his bonus that may be paid in cash. For 2003, Mr. Karatz earned $8,001,480 over this cap.

Accordingly, in lieu of a cash payment for this amount, Mr. Karatz received an award of 116,844 shares of three-year restricted Common Stock. The number of shares awarded was determined by the market price of the Company’s Common Stock on January 15, 2004, which date coincided with payment of the cash portion of the incentive award.

   Incentive compensation paid to Mr. Karatz under his employment agreement is made under and subject to the limitations set forth in the Company’s 2001 Stock Incentive Plan, which has been approved by the Company’s stockholders and is designed to qualify incentive compensation in excess of $1,000,000 paid to the Named Executive Officers for a tax deduction under Section 162(m) of the Internal Revenue Code.

   Under his employment agreement Mr. Karatz is also entitled to receive other benefits afforded to other executives of the Company. In 2003, Mr. Karatz received a discretionary award of 700 Performance Units under the Unit Performance Program in accordance with the principles described above. He also received an award of 280,000 options and 30,000 shares of restricted stock in late 2003, representing his annual discretionary grant for fiscal 2004. Mr. Karatz is also a participant in the KB Home Retirement Plan and the KB Home Death Benefit Only Plan.

Policy on Deductibility of Compensation

The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to maintaining tax deductibility for all executive compensation, except in circumstances when the Management Development and Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 2003 met the deductibility requirements of Section 162(m).

Management Development and Compensation Committee

The Management Development and Compensation Committee is responsible for approving the compensation strategy of the Company. The committee approves and monitors principal executive compensation programs, including those covering the Named Executive Officers. For each of the Company’s executive officers, the committee approves annual base salary, annual incentive bonus awards, and long-term incentive awards. The Management Development and Compensation Committee also approves all officer nominations and annual merit increase guidelines for all Company employees. The committee is composed entirely of independent directors.

   This report is respectfully submitted by the members* of the Management Development and Compensation Committee:

Dr. Ray R. Irani, Chairman

Dr. Barry Munitz
Luis G. Nogales

*	Jane Evans, who passed away in late 2003, also served on the Committee in 2003; J. Terrence Lanni was appointed to the Committee at the beginning of the Company’s 2004 fiscal year.

KB HOME

COMMON STOCK PRICE PERFORMANCE

    The graphs below compare the cumulative total return (a) of KB Home Common Stock, the S&P Homebuilding Index, the Dow Jones Home Construction Index (b), and the S&P 500 Index for the last five fiscal year-end periods.

Last Five Fiscal Years

	1998	1999	2000	2001	2002	2003

KB Home	100	89	128	138	185	287
S&P Homebuilding Index	100	74	114	130	156	309
Dow Jones Home Construction	100	74	116	149	177	343
S&P 500 Index	100	121	116	102	85	98

   The above graph is based upon the Common Stock and index prices calculated as of the last trading day before December 1st of the fiscal year-end periods presented. The Company’s November 30, 2003 closing Common Stock price on the New York Stock Exchange was $68.88 per share. On February 26, 2004, the Company’s Common Stock closed at $70.45 per share. The performance of the Company’s Common Stock depicted in the graphs above represents past performance only and is not indicative of future performance.

(a)	Total return assumes $100 invested at market close on November 30, 1998 in the Company, the S&P 500 Index, the S&P Homebuilding Index, and the Dow Jones Home Construction Index including reinvestment of dividends.

(b)	The three companies that comprise the S&P Homebuilding Index are: Centex Corporation, Pulte Homes, Inc. and the Company. The thirteen companies that comprise the Dow Jones Home Construction Index are: Beazer Homes, Centex Corporation, Champion Enterprises, Inc., D.R. Horton, Inc., Hovnanian Enterprises, Lennar Corporation, MDC Holdings, Inc., NVR, Inc., Pulte Homes, Inc., Ryland Group, Inc., Standard Pacific Corporation, Toll Brothers, Inc. and the Company.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL ARRANGEMENTS,

RETIREMENT AND DEATH BENEFIT PLANS

Employment Agreements

Mr. Karatz, the Company’s Chairman and Chief Executive Officer, was employed under an employment agreement that he entered into with the Company in 1995 that provided for a term through November 30, 2001. In mid-2001, the 1995 agreement was amended and restated, pursuant to which, among other things, the term of the agreement was extended through December 31, 2008.

   For the 2003 fiscal year, under the terms of his employment agreement, Mr. Karatz was entitled to annual incentive compensation ranging from 1% to 2% of the Company’s pre-tax, pre-incentive income depending on the specified return on equity of the Company for the year. Mr. Karatz’s employment agreement provides that such incentive compensation will be paid 75% in cash and 25% in shares of three-year restricted stock, unless the cash amount exceeds $5 million, in which case any excess will be paid in three-year restricted stock. Accordingly, approximately 55% of Mr. Karatz’s 2003 bonus was paid in shares of restricted stock. Pursuant to his agreement, any restricted stock granted under his employment agreement vests on the third anniversary of the date of grant, but will vest earlier in the event of Mr. Karatz’s death, disability, involuntary termination by the Company without cause or his voluntary termination for good reason.

   Under his employment agreement, Mr. Karatz is entitled to a specified minimum annual base salary of $900,000, which is subject to annual adjustment in the discretion of the Board of Directors. Mr. Karatz is also entitled to a modified nonqualified retirement arrangement pursuant to which he will receive an annual pension equal to 100% of his average base salary during the final three years of his employment, payable for 25 years, if he continues in the employment of the Company until November 30, 2008. If Mr. Karatz retires or his employment is terminated before such date, he will be entitled to a lesser amount pursuant to a defined formula. The retirement arrangement is structured so that upon Mr. Karatz’s death, the Company will recover the after-tax cost to the Company of his retirement benefit. The retirement arrangement also contemplates certain benefits prior to retirement in the event of death, disability, or a “change in ownership” of the Company. In addition, under his employment agreement, Mr. Karatz is entitled to receive other benefits generally awarded to Company executives, which, in 2003 included a discretionary stock option and restricted stock grant, and an award under the KB Home Unit Performance Program. Please see “Compensation of Chief Executive Officer in 2003” in the Management Development and Compensation Committee Report on Executive Compensation at pages 23-24 for additional information on compensation paid to Mr. Karatz during the year.

   In the event Mr. Karatz’s employment with the Company is terminated prior to the expiration of the amended and restated agreement, Mr. Karatz or his estate, as applicable, will receive the following:

•	in the event his employment is terminated as a result of his death or disability, an amount equal to two times Mr. Karatz’s average annual compensation for the three fiscal years prior to the date of the termination of his employment,

•	in the event his employment is terminated as a result of an involuntary termination of his employment by the Company without cause or his voluntary termination for good reason, an amount equal to three times his average annual compensation for the three fiscal years prior to the date of the termination of his employment, and

•	in the event his employment is terminated within 18 months following a “change of ownership” of the Company, an amount equal to three times his average annual compensation for the three fiscal years prior to the date of the termination of his employment. If, in such event, Mr. Karatz is subject to an excise tax under Section 4999 of the Internal Revenue Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in ownership of the Company, an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

   Upon Mr. Karatz’s termination of employment on or after the expiration of his employment agreement or upon his earlier retirement with the consent of the Board of Directors, the Company will continue to provide him and his family medical and dental benefits for Mr. Karatz’s lifetime and such benefits will be reduced if Mr. Karatz becomes re-employed and is eligible to receive comparable benefits from another employer.

   No other Named Executive Officer has an employment agreement with the Company.

Change in Control Arrangements

   The Company has a Change in Control Plan in which 13 senior corporate executives currently participate, including Mr. Mezger. The plan is designed to encourage the retention of senior executives in the event of a change in control of the Company, which could play a key role in the continuing success of the Company in the event of a change in control. The plan provides that if there is a “change in control” of the Company and a participating executive is terminated within a specified period after such change in ownership, other than for “cause” or “disability,” as defined in the plan, or if the executive terminates for “Good Reason,” the terminated executive will be entitled to receive an amount equal to one or two years’ average salary and cash incentive bonus, depending on the executive.

   Under the KB Home 1988 Employee Stock Plan, the KB Home Performance-Based Incentive Plan for Senior Management, the KB Home 1998 Stock Incentive Plan, the KB Home 1999 Stock Incentive Plan and the KB Home 2001 Stock Incentive Plan, all outstanding stock options will become fully exercisable and all restrictions on outstanding shares of restricted Common Stock or other awards shall lapse upon a “change of ownership” of the Company. A change of ownership will be deemed to occur if: (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company’s voting securities or in connection with an election contest) cease to represent a majority of the Board; or (ii) the Board determines that a change of ownership has occurred.

   The KB Home Unit Performance Program, which is administered under the Company’s employee stock plans, provides that upon a change of ownership each outstanding Performance Unit will be paid in cash at the target level.

   The KB Home Non-Employee Directors Stock Plan provides that upon a change of ownership, all outstanding options will become immediately exercisable and Stock Units shall immediately vest and will be paid in cash or shares of Common Stock, in accordance with the prior election made by each participating director. The KB Home Directors’ Legacy Program provides that upon a change of ownership of the Company, all participating directors shall become immediately vested under the program, and the Company shall create an irrevocable trust into which it shall transfer sufficient assets (including the directors’ life insurance policies) to make the designated charitable contributions for the participating directors.

   The Company also maintains a non-qualified Executive Deferred Compensation Plan. From 1985 to 1992, pursuant to the plan Mr. Karatz and certain other executives deferred receipt of a certain amount of pre-tax income, plus a Company matching contribution, until retirement, termination or certain other events, including a “change in control.” A change in control is defined in the plan to include the acquisition by a person or “group” (as defined) of 25% or more of the Company’s voting power, a transaction which results in a change in a majority of the then-incumbent Board or the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but the Company continues to pay interest on prior contributions still held in the plan.

   Under the KB Home Retirement Plan, which is described in more detail under “Retirement Plan” below, participants become fully vested in their Retirement Plan benefits, and may elect a lump sum distribution of Retirement Plan benefits, in the event of a “change in control.” A “change in control” under the Retirement Plan is generally defined to include certain changes in control that must be reported pursuant to federal securities laws, the acquisition by a person or “group” (as defined) of 15% or more of the Company’s voting power, and certain changes in a majority of the Board.

   The Company also maintains the KB Home Death Benefit Only Plan (the “DBO Plan”), which is described in more detail under “Death Benefit Only Plan” on page 30. Participants become fully vested in their DBO Plan benefits and, as described more fully below, will receive a distribution of the insurance policy on their life in cash in the event of a “change in control.” A “change in control” under the DBO Plan is generally defined to include certain changes in control that must be reported pursuant to federal securities laws, the acquisition by a person or “group” (as defined) of 20% or more of the Company’s voting power, and certain changes in a majority of the Board.

Retirement Plan

   The Company adopted the KB Home Retirement Plan in 2002. The Retirement Plan provides certain supplemental retirement benefits to selected executives. Currently, 25 executives, including all of the Company’s Named Executive Officers, participate in the Retirement Plan. The Company establishes an “annual benefit amount” for each participant in the Retirement Plan. A participant becomes entitled to benefits under the Retirement Plan only if the participant releases the Company from any and all claims that he or she may then have against the Company and only if the participant’s termination of employment with the Company occurs either (i) on or after the fifth anniversary of the date the participant commenced participation in the Retirement Plan, or (ii) before that date, due to the participant’s death or disability. A participant is eligible for a reduced level of benefits if the Company terminates the participant’s employment without cause after the fourth, but before the fifth, anniversary of the date the participant commenced participation in the Retirement Plan.

   If a participant becomes entitled to Retirement Plan benefits, the Company will pay the participant a series of installment payments over a period of twenty years commencing following the later of (i) the participant’s attainment of age 55, (ii) the tenth anniversary of the date the participant commenced participation in the Retirement Plan, or (iii) the termination of the participant’s employment with the Company. The annual benefit to be paid to a participant who is entitled to Retirement Plan benefits (to be paid each year over the twenty-year payment period) equals the “annual benefit amount” determined by the Company for that participant. Messrs. Karatz, Mezger, Freed and Moss, and Ms. Byrant commenced participation in the Retirement Plan as of July 11, 2002 and, in 2003, their annual benefit amounts were $800,000, $450,000, $100,000, $100,000 and $100,000, respectively. The Company may elect to pay a participant the actuarial equivalent of his or her benefits in a lump sum payment as opposed to installments over twenty years. A participant’s benefits will be paid to a participant’s beneficiary if the participant dies.

Death Benefit Only Plan

   In 2001, the Company implemented the DBO Plan. Currently 55 executives, including all of the Named Executive Officers, participate in the DBO Plan. The beneficiary of a DBO Plan participant is entitled to DBO Plan benefits if the participant either (1) dies while actively employed by the Company or an affiliate or (2) dies after completing 10 years of service with the Company or an affiliate, including at least five consecutive years of service while a DBO Plan participant. Each participant is assigned a “basic” level of benefit of either $1 million or $500,000. A beneficiary of a participant entitled to benefits receives an aggregate DBO Plan benefit in an amount that equals, after the payment of all federal and state income taxes attributable to such benefit, a net after-tax benefit to the beneficiary of either $1 million or $500,000, as applicable; in the discretion of the committee that administers the plan, payroll taxes may also be taken into account. The basic death benefit of each of Messrs. Karatz, Mezger, Freed, Moss and Ms. Bryant is $1 million.

   The Company has purchased life insurance policies on the lives of the participants in the DBO Plan. In the event of a change in control, the Company will pay to the issuance company, on behalf of each participant, an amount large enough so that, after the payment, the policy is “fully paid up.” For this purpose, the term “fully paid up” means that, after the payment described in the preceding sentence is paid as a premium to the insurer, the value of the policy is such that the policy is projected (based on assumptions set forth in the DBO Plan) to be able to pay at least the basic benefit applicable to the participant if the participant dies at any time after the change in control and prior to age 100. The policy will then be transferred to the participant along with a cash payment large enough to pay any federal or state or local income or payroll taxes (including excise taxes, such as the excise tax under Section 4999 of the Internal Revenue Code, if applicable) attributable to the distribution of the policy and the cash payment.

Certain Employment Relationships

   Matthew Karatz, manager of land acquisition and planning for the Company’s Los Angeles division, is the son of Bruce Karatz, the Company’s Chairman and Chief Executive Officer. In fiscal 2003, Matthew Karatz earned $99,725 in salary and bonus. Robert Karatz, a sales representative for the Company’s Los Angeles division, is the brother of Bruce Karatz. In fiscal 2003, Robert Karatz earned $133,027 in salary, bonus and commissions. The compensation earned by these individuals, both of whom joined the Company in 2002, is consistent with compensation paid to other KB Home employees in similar positions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation earned by each of the Named Executive Officers for the fiscal years ended November 30, 2003, 2002 and 2001.

					Long-Term Compensation

					Awards Payouts
		Annual Compensation
						Securities
				Other Annual	Restricted	Underlying	LTIP	All Other
	Fiscal		Bonus	Compensation	Stock	Options/	Payouts	Compensation
Name and Position	Year	Salary($)	($)(a)	($)(b)	Awards($)	SARs(#)	($)(c)	($)(d)

Bruce Karatz Chairman and	2003	$994,667	$5,000,000	—0—	$9,995,580	280,000	$2,432,478	$95,995
Chief Executive	2002	921,000	7,755,970	—0—	6,023,880	500,000	1,803,678	95,556
Officer	2001	895,833	6,621,838	—0—	12,188,806	602,328	1,300,250	93,402

Jeffrey T. Mezger Executive Vice	2003	458,333	2,000,000	—0—	2,473,948	112,000	1,737,475	27,500
President and	2002	431,000	3,766,789	—0—	—0—	273,303	1,503,072	25,100
Chief Operating	2001	418,333	1,897,062	$321,168	474,265	298,148	780,150	22,800
Officer

Robert Freed Regional General	2003	219,167	1,774,697	—0—	968,435	16,800	868,806	550
Manager	2002	205,000	2,078,159	—0—	—0—	53,918	730,880	500
	2001	197,917	997,389	—0—	191,253	36,994	390,075	3,500

Jay Moss Regional General	2003	249,167	1,449,165	—0—	662,132	16,800	868,806	14,450
Manager	2002	240,000	1,134,207	—0—	—0—	36,828	681,367	14,400
	2001	240,000	1,000,000	—0—	—0—	31,015	434,803	14,400

Leah S.W. Bryant Regional General	2003	232,500	1,250,000	—0—	637,049	32,400	521,270	13,950
Manager	2002	218,077	1,319,888	—0—	—0—	20,000	150,303	13,140
	2001	221,282	1,005,099	—0—	251,275	30,000	130,025	11,025

(a)	The 2003 bonus reported for Mr. Karatz is comprised of the cash portion of his annual incentive bonus. Mr. Karatz’s annual incentive bonus is determined by a performance-based formula set forth in his employment agreement. The formula requires, among other things, that any amount earned over $5,000,000 must be paid in shares of three-year restricted stock. Accordingly, in 2003, $5,000,000 of Mr. Karatz’s incentive bonus was paid in cash, and $8,001,480 was paid in shares of restricted stock and is reported separately in the table above under “Restricted Stock Awards.” The number of shares issued to Mr. Karatz was determined by reference to the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant (January 15, 2004). Please see “Employment Agreements” at page 27 for a description of the performance-based incentive compensation formula in Mr. Karatz’s employment agreement. The remaining $1,994,100 of the restricted share awards reported for Mr. Karatz in 2003 is a restricted share grant of 30,000 shares of Common Stock made on October 24, 2003 as part of Mr. Karatz’s 2004 equity incentive award, the value reported is was determined by reference to the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant.

Restricted stock grants reported for Messrs. Mezger, Freed, Moss and Ms. Bryant include the restricted Common Stock portion of their 2004 equity incentive awards, granted on October 24, 2003, as follows: Mr. Mezger 12,000; Mr. Freed 1,800; Mr. Moss 1,800; and Ms. Bryant 2,400. In addition, in 2003 certain limits were placed on the amount of incentive bonus for certain senior executives that may be paid in cash. Accordingly, as a result of these caps, on January 15, 2004, the Named Executive Officers received restricted stock awards in the following amounts: Mr. Mezger 24,479; Mr. Freed 12,395; Mr. Moss 7,922; and Ms. Bryant 6,974.

In accordance with the Company’s Executive Deferred Compensation Plan, irrevocable elections to defer a portion of 2003 cash incentive bonuses were required to be made in December of 2002. Because these elections were made prior to the establishment of the $1,250,000 cash cap for Messrs. Freed and Moss, their awards exceeded the cash cap by an amount equal to their deferral.

(b)	The Named Executive Officers receive certain personal benefits; however, in 2003 none of the Named Executive Officers received benefits that exceeded $50,000. In late 1999, Mr. Mezger was promoted to Chief Operating Officer and Executive Vice President of the Company, which promotion required him to relocate to the Company’s Los Angeles headquarters. To facilitate this transition, the Company agreed to pay certain of Mr. Mezger’s related relocation and housing expenses, in addition to the benefits he received under the Company’s relocation program available to all employees. This arrangement resulted in an agreed upon amount of approximately $30,000 per month in reimbursements through the end of 2001. No such payments were made in 2003 or 2002.

(c)	Payouts in 2003 to all participants under the Company’s long-term incentive program, the Unit Performance Program, were paid in cash.

(d)	These amounts represent the Company’s aggregate contributions to the Company’s 401(k) Savings Plan, Supplemental Nonqualified Deferred Compensation Plan and the amount of interest earned on the Executive Deferred Compensation Plan at a rate in excess of 120% of the applicable federal rate. In fiscal 2003 the Named Executive Officers accrued the following respective amounts under such plans: Mr. Karatz $12,000, $47,680 and $36,315; Mr. Mezger $12,000, $15,500 and $0; Mr. Freed $550, $0 and $0; Mr. Moss $12,000, $2,450 and $0; and Ms. Bryant $12,000, $1,950 and $0.

Option/ SAR Grants in Last Fiscal Year

The following table summarizes information relating to stock option grants during 2003 to the Named Executive Officers. All options granted are for shares of the Company’s Common Stock. No stock appreciation rights have been granted at any time under the Company’s employee stock plans.

	Number of	Percent of				Potential Realizable Value at
	Securities	Total				Assumed Annual Rate of
	Underlying	Options				Stock Price Appreciation for
	Options	Granted to	Exercise or			Option Term(c)
	Granted	Employees in	Base Price	Grant	Expiration
Name	(#)(a)	Fiscal Year	($/sh)(b)	Date	Date	5%($)	10%($)

Bruce Karatz	280,000	24.0%	$66.47	10/24/03	10/24/18	$20,080,580	$59,133,672

Jeffrey T. Mezger	112,000	9.6	66.47	10/24/03	10/24/18	8,032,232	23,653,469

Robert Freed	16,800	1.4	66.47	10/24/03	10/24/18	1,204,835	3,548,020

Jay Moss	16,800	1.4	66.47	10/24/03	10/24/18	1,204,835	3,548,020

Leah S.W. Bryant	10,000	.9	55.84	8/1/03	8/1/18	602,473	1,774,175
	22,400	1.9	66.47	10/24/03	10/24/18	1,606,446	4,730,694

(a)	Except as noted below, options reported are original option grants and are exercisable in cumulative 33% installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of grant. The options granted on October 24, 2003 represent annual equity incentive awards to the Named Executive Officers for fiscal 2004. The options granted to Ms. Bryant on August 1, 2003 were a one-time grant upon her promotion to Regional General Manager.

(b)	All options were granted at market value on the date of grant. The term “market value” as used with respect to this table was computed as the average of the high and low stock prices for the Company’s Common Stock on the New York Stock Exchange on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by withholding a number of the underlying shares, subject to certain conditions.

(c)	Gains are net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation over the 15-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s Common Stock, overall stock market conditions, as well as the optionholders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved, or may be exceeded.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year End Option/ SAR Value

			Number of Unexercised		Value of Unexercised
			Options Held at Fiscal		In-the-Money Options at
	Shares		Year End(#)		Fiscal Year End($)(b)
	Acquired on	Value
Name	Exercise(#)	Realized($)(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce Karatz	—0—	—0—	1,967,478	813,333	$86,672,071	$17,490,791
Jeffrey T. Mezger	—0—	—0—	491,279	328,665	18,618,322	7,132,857
Robert Freed	62,251	$943,687	28,333	38,466	1,098,947	726,766
Jay Moss	19,999	891,116	50,586	38,466	2,310,894	726,766
Leah S.W. Bryant	—0—	—0—	41,666	55,733	1,656,724	938,975

(a)	Represents the difference between the market value of the Company’s Common Stock at exercise minus the exercise price of the options.

(b)	Represents the difference between the $68.88 closing price of the Company’s Common Stock on November 30, 2003 on the New York Stock Exchange and the exercise price of the options.

Long-Term Incentive Plans — Awards in Last Fiscal Year

   The following table provides information on long-term incentive awards granted in 2003 to the Named Executive Officers under the Unit Performance Program. Please also see the “Management Development and Compensation Committee Report on Executive Compensation” at pages 20 – 24 for more information on the Unit Performance Program.

			Estimated Future Payout in Shares
	Number of		of Common Stock
	Performance
Name	Units(#)(a)	Performance Period	Threshold(#)(b)	Target(#)	Maximum(#)

Bruce Karatz	700	12/1/02 – 11/30/05	7,406	14,812	22,218
Jeffrey T. Mezger	500	12/1/02 – 11/30/05	5,290	10,580	15,870
Robert Freed	200	12/1/02 – 11/30/05	2,116	4,232	6,348
Jay Moss	250	12/1/02 – 11/30/05	2,645	5,290	7,935
Leah S.W. Bryant	200	12/1/02 – 11/30/05	2,116	4,232	6,348

(a)	At the beginning of fiscal 2003, the Company awarded Performance Units under the UPP for the fiscal 2003 – 2005 performance period. Each Performance Unit represents the opportunity to receive an award payable in shares of Common Stock. The target award for each Performance Unit is 21.16 shares of Common Stock. The actual number of shares awarded at the end of the performance period will depend upon the Company’s cumulative EPS and average PROI during the performance period. The target number of shares will be awarded if a specified, targeted cumulative EPS and average PROI are achieved for the period. The threshold number of shares (10.58 shares per Performance Unit), equal to 50% of the target number, will be awarded if a specified minimum cumulative EPS and average PROI are achieved for the period. Achievement of either the specified minimum cumulative EPS or average

PROI, but not both, would result in a smaller payout than the threshold number of shares. The maximum number of shares (31.74 shares per Performance Unit), equal to 150% of the target number, will be awarded if the specified maximum cumulative EPS and average PROI for the period are achieved or exceeded. The dollar value of any payout in shares will depend on the number of shares awarded at the end of the performance period and the market value of the Common Stock at that time.

(b)	No award will be made upon the vesting of a Performance Unit if neither the specified minimum cumulative EPS nor the specified minimum average PROI is achieved for the 2003 – 2005 performance period.

AUDIT AND COMPLIANCE COMMITTEE REPORT

    The Audit and Compliance Committee of the Company’s Board of Directors acts under a written Audit and Compliance Committee Charter. The Audit and Compliance Committee Charter was first adopted in 1999, and was revised and restated in February 2004 in conformity with the new New York Stock Exchange corporate governance listing standards and SEC proxy disclosure rules. A copy of the revised and restated Audit and Compliance Committee Charter is attached to this Proxy Statement as Appendix A.

   The Board of Directors has determined that each of the members of the Audit Committee is independent, is “financially literate”, and at least one member has “financial management expertise” under the current New York Stock Exchange Listing standards. Melissa Lora, a director nominee standing for election at the 2004 Annual Stockholders Meeting, will be appointed to the Audit and Compliance Committee if she is elected to the Board by the Company’s stockholders. The Board of Directors has determined that Ms. Lora qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations.

   The Audit Committee reviews the Company’s financial reporting process and its internal controls processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles used in the United States.

   In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2003, for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the members* of the Audit and Compliance Committee:

Dr. Barry Munitz, Chairman

Ronald W. Burkle

*	Jane Evans, who passed away in late 2003, also served on the Committee in 2003; Michael C. McCaffery was appointed to the Committee at the beginning of the Company’s 2004 fiscal year.

INDEPENDENT AUDITOR FEES AND SERVICES

     Auditor Fees in 2003 and 2002. The firm of Ernst & Young LLP served as the Company’s principal independent auditors for 2003. The Company paid Ernst & Young LLP the following fees in 2003 and 2002. Certain amounts from 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended
	(in thousands)

	2003	2002

Audit Fees	$946	$857
Audit-related Fees	181	91
Tax Fees	41	59
All Other Fees	-0-	438

Total Fees	$1,168	$1,445

     Audit fees include statutory audits of the company’s subsidiaries, including its majority owned French subsidiary which is publicly traded on the Premier Marché of the Paris Bourse, and the Company’s wholly owned mortgage lending subsidiary. Audit fees for these subsidiary audits totaled $530,000 in fiscal 2003, and $417,000 in fiscal 2002.

     Audit-related services generally include fees for 401(K) or employee benefit plan audits, and domestic and French registration statements, operational internal audit procedures and accounting consultations.

     Auditor Fees Pre-approval Policy. In 2003, the Audit and Compliance Committee approved a policy concerning the pre-approval of audit and non-audit services to be provided by the principal independent auditor to the Company. The policy requires that all services provided by Ernst & Young LLP to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Committee. In some cases, pre-approval is provided by the full Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the Chairman of the Committee has the delegated authority from the Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

     The Audit and Compliance Committee approved all audit and non-audit services provided by Ernst & Young LLP during the 2003 fiscal year.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

OTHER MATTERS

Section 16(a) Beneficial Ownership
Reporting Compliance

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all such Forms were filed on a timely basis by the Company’s reporting persons during 2003, except for a late filing by Mr. Cecere regarding the purchase of 390 shares of Common Stock through his individual retirement account in October 2003, and the sale by Mr. Moss of 3,000 shares of Common Stock, also in October 2003.

Financial Statements

The Company’s audited consolidated financial statements and notes thereto, including selected financial information and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended November 30, 2003 are included at pages 45 through 84 of the Company’s 2003 Annual Report to Stockholders, which is being mailed to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of the independent auditors thereon, selected financial information, and management’s discussion and analysis of financial condition and results of operations in the Annual Report are incorporated by reference herein.

Other Business

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by properly delivered proxies on such matters in accordance with their judgment in the best interest of the Company.

Stockholder Proposals for 2005 Annual Meeting

Any proposal of a stockholder intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than October 29, 2004. Further, management proxies for the Company’s 2005 Annual Meeting of Stockholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide the Company with written notice of such proposal prior to January 14, 2005.

Cost and Method of Proxy Solicitation

The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, and the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mail, proxies may be solicited by officers, directors, and other employees of the Company by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. The Company will use the services of Georgeson Shareholder Communications Inc., a professional soliciting organization, to assist in proxy solicitation and in distributing proxy materials to institutions, brokerage houses, custodians, nominees and other fiduciaries. The Company estimates the costs for such services will not exceed $5,000.

By Order of the Board of Directors,

Kimberly N. King

Vice President, Corporate
Legal Affairs and Secretary

February 27, 2004

Los Angeles, California

Appendix A

AUDIT AND COMPLIANCE COMMITTEE CHARTER
(Amended and Restated February 3, 2004)

I. Purpose

The primary functions of the Audit and Compliance Committee (the “Committee”) are to represent and assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to: (a) the corporate accounting and reporting practices of the Company and the quality and integrity of financial reports of the Company; (b) the Company’s system of internal controls; (c) the audit process, including the qualifications and independence of the registered, independent public accounting firm employed for the purpose of preparing an audit report or related work for the Company (the “Independent Accountants”) and the internal Controls Evaluation and Audit Department (“Audit Department”); and (d) the Company’s compliance with legal and regulatory requirements and oversight of matters in which the Company has or may have material liability exposure. The Committee also oversees the preparation of a report required by the Securities and Exchange Commission’s (the “SEC”) rules to be included in the Company’s annual proxy statement.

II. Composition

   A. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the “independence” requirements of the New York Stock Exchange and shall be “financially literate,” both as determined by the Board. At least one member of the Committee shall be an “audit committee financial expert” in accordance with SEC rules.

   B. The Chairman of the Committee and its members shall be appointed by the Board annually, upon recommendation of the Nominating and Corporate Governance Committee.

   C. No Committee member shall serve on the audit committee of more than three public companies; provided, further, if such situation arises, the Committee shall determine whether such service impairs that Committee member’s ability to serve on this Committee and, to the extent required, make a disclosure regarding such determination in the Company’s Proxy Statement.

III. Meetings

   A. The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. The Chairman of the Committee shall have the authority to call such additional meetings as he or she deems necessary or desirable.

   B. The Committee shall meet periodically with the chief officer of the Audit Department and the Independent Accountants, and with the chief financial officer, the corporate controller and the chief legal officer, in separate executive sessions.

   C. The Chairman of the Committee shall formally report upon the matters discussed at each Committee meeting to the Board of Directors.

   D. In general, in addition to the Committee members, the audit partner of the Independent Accountants and the following members of the Company’s management team should typically be expected to attend Committee meetings: chief executive officer, chief financial officer, chief accounting officer, chief officer of the Audit Department and chief legal officer.

IV. Responsibilities and Duties

     A. Review and Evaluation

   1. The Committee shall review and reassess the adequacy of this Charter on an annual basis.

   2. The Committee shall evaluate its performance annually.

     B. Independent Accountants

   1. The Committee shall be directly responsible, in its capacity as a Committee of the Board, for the appointment, compensation, retention and oversight of the work of the Independent Accountants. In this regard, it shall consider their independence and effectiveness, and shall review the fees and other compensation to be paid to the Independent Accountants. Further, on an annual basis, the Committee shall review and discuss with the Independent Accountants all significant relationships the accountants have with the Company to determine the Independent Accountant’s independence. The Committee will procure from the outside auditor an annual written statement delineating all relationships between the Independent Accountants and the Company, and the Committee shall be responsible for engaging in active dialogue with the Independent Accountants regarding any relationship that might compromise their objectivity.

   2. The Committee shall receive and review, at least annually, a report by the Independent Accountants describing: (a) the Independent Accountant’s internal quality control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Accountants, and any steps taken to deal with any such issues.

   3. The Independent Accountants shall make timely reports to the Committee describing: (a) critical accounting policies and practices used in the audit by the Independent Accountants; (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) discussed with management, including the ramifications of such treatment and the treatment preferred by the Independent Accountants; and (c) all other material written communications between the Independent Accountants and management of the Company.

   4. The Committee shall approve in advance all audit and permissible non-audit services to be provided by the Independent Accountants and shall establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the Independent Accountants.

   5. The Committee shall establish policies for the hiring of employees and former employees of the Independent Accountants.

     C. Financial Reporting Processes

The Committee shall:

   1. Consider the Independent Accountant’s judgments about the internal control environment and the appropriateness of the Company’s accounting principles as applied in its financial reporting.

   2. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the Independent Accountants, management, or the Audit Department.

   3. Review any significant disagreement among management and the Independent Accountants or the Audit Department in connection with the internal control environment or preparation of the financial statements.

   4. Review with financial management and the Independent Accountants the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Such review shall also include confirming that: (a) Company management disclose its critical accounting policies that have a material impact on the Company’s financial presentations in its public disclosures; and (b) in the event that the Company’s public disclosures contain any pro forma financial information, the presentation of such information complies with the SEC rules regarding the accuracy of pro forma financial information.

   5. Review, at least annually, the adequacy of internal controls and procedures related to: (a) executive expense accounts, including the use of Company assets; and (b) compensation of Board members and senior executives of the Company.

   6. Discuss with management and the Independent Accountants the Company’s quarterly reports on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discuss with the Independent Accountants the matters required to be discussed by SAS No. 100.

   7. Report, through the Chairman of the Committee, to the Board the Committee’s recommendation with respect to whether, based on information available to the Committee, the Company’s financial statements should be filed with the Company’s Annual Report on Form 10-K.

   8. Discuss the Company’s policies with respect to earnings press releases, as well as other press releases related to financial information and earnings guidance as appropriate.

   9. Review with the Independent Accountants, the chief officer of the Audit Department and management, the adequacy and effectiveness of: (a) the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Committee by the Independent Accountants or management; and (b) the Company’s disclosure controls and procedures, and management reports thereon.

   10. Review the Company’s policies with respect to risk assessment and risk management.

     D. Ethical and Legal Compliance

To fulfill its responsibilities and duties the Committee shall:

   1. At least annually, review and approve the Company’s Business Ethics Policy, as may be materially revised from time to time by Company management subject to Committee approval and discuss with management the Company’s system to enforce the Business Ethics Policy.

   2. Establish procedures for the treatment or complaints received by the Committee regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   3. Review the staffing, organizational structure and qualifications of, and internal audit reports prepared by, the Audit Department at least annually.

   4. Meet with the Company’s chief legal officer at each meeting of the Committee (and, at least annually, meet with the chief legal officer in an executive session), and review any matters of legal liability exposure that could reasonably be anticipated to have a material impact on the Company’s financial statements.

   5. Perform any other activities consistent with this Charter, the Company’s Bylaws, Delaware governing law and New York Stock Exchange listing standards, as the Committee or the Board of Directors deems necessary or appropriate.

E.	Authority to Engage Independent Counsel and Advisers; Funding of Independent Accountants

The Committee shall have the authority to engage independent counsel and/or other advisers necessary to carry out its duties. Further, the Company shall, as determined by the Committee, provide appropriate funding for payment of compensation to the Independent Accountants and to any advisers retained by the Committee to assist in carrying out the Committee’s duties.

Appendix B

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE CHARTER

(adopted July 10, 2003)

I. Members

   A. All members of the Management Development and Compensation Committee shall be independent in accordance with the New York Stock Exchange listing standards and as defined under Section 162(m) of the Internal Revenue Code, as well as such standards as may be established by the Board of Directors in the Company’s Corporate Governance Principles, and in no event shall the Committee consist of fewer than three (3) directors. Additionally, members of the Committee shall qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

   B. The Management Development and Compensation Committee shall meet at least twice a year and shall hold an executive session without the Chairman and Chief Executive Officer of the Company (the “CEO”) at least annually.

   C. The Management Development and Compensation Committee shall possess the authority to request the attendance of any officer or employee, as appropriate, or retain special outside expertise such as legal or other consultants at any time deemed necessary in connection with the performance of its duties. The retention of such advisors and consultants shall be on such terms and conditions, including fees, as the Management Development and Compensation Committee in its sole discretion shall approve. Any advisor or consultant so retained shall report directly to the Management Development and Compensation Committee.

II. Purpose

The Management Development and Compensation Committee shall, subject to review by the Board of Directors, have the power and authority to:

   A. Administer the CEO’s employment agreement and compensation against performance, as well as establish appropriate levels of short-term and long-term compensation levels for other corporate and division officers.

   B. Review and report to the Board on the utilization of stock-based incentive plans within the Company; exercise the authority given to it under the Company’s various stock plans, including the determination of the nature and amount of award to be granted thereunder.

   C. Review and report to the Board on the Company’s activity related to attracting qualified executives and the development of such executives within the Company.

III. Principles

The Management Development and Compensation Committee shall be guided by the following principles:

   A. Align executive compensation with the creation of shareholder value.

   B. Require stock ownership by senior executives and encourage all other executives to directly align executive interests with shareholder interests.

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   C. Reward contributions that further the Company’s KBnxt operational business model by aligning individual performance measures with the Company performance objectives.

   D. Balance compensation elements to encourage the achievement of both short-term business plans and long-term strategic objectives with a focus on total compensation.

   E. Attract, retain and motivate executives of the highest quality.

IV. Responsibilities

Specific responsibilities of the Management Development and Compensation Committee include:

   A. Annual review of the CEO performance, including the financial objectives outlined in the employment agreement between the Company and the CEO and stated performance measures outlined in other performance-based compensation plans in which the CEO may participate; set CEO’s compensation level and approve the payment of annual and long-term incentive awards based on such evaluation and in accordance with the regulations set forth under Section 162(m) of the Internal Revenue Code.

   B. Annual review of the overall performance of other executive officers of the Company and establishment of competitive and appropriate, performance-based levels of compensation for such executives.

   C. Administration of the Company’s stock plans, including, but not limited to, selecting participants, making grants and awards, setting performance targets and interpreting the terms of the provisions of the plans; and adoption of operating rules necessary to implement the plans and to conform with governing requirements.

   D. Approval of new executive compensation programs, and periodic review of existing short-term and long-term executive compensation and benefit plans to assess their continued support of the Company’s business strategy and effectiveness in driving executive performance.

   E. Review and approval, as necessary, of actions of the Management Administrative Committee. This includes the actions taken by the management committee with fiduciary responsibility for the Company’s 401(k) plan and various other qualified and non-qualified executive compensation and benefit plans.

   F. Review and approval of an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with the requirements of the Securities Exchange Act of 1934, as amended.

   G. Consideration of and making recommendations to the Board of Directors with respect to the formulation of a succession process for the CEO and the Company’s senior officers.

   H. Review and approval of new Vice Presidents of the Company’s recommending new corporate officers at the Senior Vice President level and above to the Board for full approval and ratification.

   I. Overseeing the Company’s policies relating to development and retention of able management and employees, including personnel practices, equal employment opportunity practices and education and training programs.

   J. Reporting to the Board of Directors and stockholders of the Company with respect to the foregoing.

B-2

Appendix C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(adopted April 3, 2003)

I. Membership

   The Nominating and Corporate Governance Committee shall consist of no fewer than three (3) directors, each of whom in the judgment of the Board of Directors shall be independent in accordance with the New York Stock Exchange listing standards, as well as such standards as may be established by the Board of Directors in the Company’s Corporate Governance Principles.

II. Purpose

   The Nominating and Corporate Governance Committee is appointed by the Board of Directors to (i) consider and make recommendations to the Board concerning matters of corporate governance, as more particularly described below, (ii) identify individuals qualified to become Board members, and to recommend to the Board proposed nominees for Board membership, (iii) consider and make recommendations to the Board regarding the members and functions of the standing committees of the Board, (iv) consider and make recommendations to the Board concerning the appropriate size, function and needs of the Board, (v) lead the Board in its annual review of the Board’s performance, and (vi) consider and make recommendations to the Board regarding director compensation.

III. Responsibilities

   The Nominating and Corporate Governance Committee’s specific responsibilities include:

   A. Reviewing policies and making recommendations to the Board concerning:

        1. Any matters of corporate governance, including the Company’s Corporate Governance Principles;

        2. The size and composition of the Board;

        3. The qualifications and criteria for election to the Board, and procedures for stockholders to submit nominations of candidates for the Board;

        4. The compensation and benefits paid to non-employee directors;

        5. The independence of each director, which shall include consideration of business or other transactions between the Company and any person or entity affiliated with a director or any other issues that might present a conflict of interest with a director or a senior executive;

        6. The structure and composition of, and membership on, Board committees;

        7. The structure of Board meetings and other functions of the Board and its committees; and

        8. The Company’s Shareholder Rights Plan, which the Committee shall review at least every three (3) years.

C-1

   B. Actively seeking individuals qualified to become directors and recommending candidates for directorship.

   C. Receiving comments from all directors, and reporting annually to the Board with an assessment of the performance of the Board and its Committees and recommendations for improvements, which review shall be discussed with the full Board.

   D. Periodically reviewing and reassessing the adequacy of the Company’s Corporate Governance Principles and this Nominating and Corporate Governance Committee Charter, and recommending any proposed changes to the Board for approval.

   E. Retaining external consultants, including legal counsel, search firms and director compensation consultants, to provide such advice as the Committee may deem appropriate or necessary, from time to time, to fulfill its responsibilities as contemplated by this Charter. The retention of such consultants shall be on such terms and conditions, including fees, as may be determined by the Committee in its discretion. Any advisor or consultant so retained shall report directly to the Committee.

   F. Undertaking an annual performance evaluation of the activities of the Committee, including the Committee’s responsibilities as contemplated in this Nominating and Corporate Governance Committee Charter.

   G. Undertaking such additional or revised responsibilities or procedures as are consistent with the purpose of the Committee and as the Board or Committee deems appropriate.

IV. Presiding Director

Under the Company’s Corporate Governance Principles, the Board of Directors has also delegated to the Chairman of the Nominating and Corporate Governance Committee the responsibility to serve as Presiding Director during executive sessions of the Board in which only non-employee directors may participate.

C-2

PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 1, 2004
CONFIDENTIAL INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY
TRUSTEE FOR THE KB HOME 401(k) SAVINGS PLAN

Receipt of proxy material for the above Annual Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of KB Home (the “Company”) held by you for my account under the Company’s Amended and Restated 401(k) Savings Plan at the Company’s Annual Meeting of Stockholders to be held on April 1, 2004 at 9:00 a.m., and at all adjournments thereof, on the matters as indicated on the reverse side of this card and in your discretion on any other matters that may come before the Annual Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy FOR Proposal 1, FOR Proposal 2, and upon such other business as may come before the Annual Meeting in accordance with the Board of Directors’ recommendation.

PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- Detach here from proxy voting card -

ANNUAL MEETING OF STOCKHOLDERS APRIL 1, 2004

Dear Fellow Employee:

Just a reminder, your vote and your investment in KB Home are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than March 29, 2004 to ensure that your vote is counted.

Bruce Karatz
Chairman and Chief Executive Officer

Mark here for address change or comments.	☐

PLEASE SEE REVERSE SIDE

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

			FOR (EXCEPT AS MARKED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR NOMINEES LISTED			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS		☐	☐	2.	PROPOSAL TO RATIFY ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2004	☐	☐	☐
NOMINEES IN CLASS III:
	01 RONALD W. BURKLE	03 LESLIE MOONVES
	02 DR. RAY R. IRANI	04 LUIS G. NOGALES
NOMINEE IN CLASS II:
05 MELISSA LORA

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME.					You may consent to receive all future annual meeting materials and stockholder commu- nications electronically. Enroll at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other stockholder correspondence.

Signature(s)                                                                                  Date                                         , 2004

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

— Detach here from proxy voting card —

Vote by Telephone
24 Hours a Day, 7 Days a Week
Telephone voting is available through 11:59PM Eastern
Time the day prior to annual meeting day.
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by telephone, you do NOT
need to mail back your proxy card.

PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 1, 2004

The undersigned hereby appoints Bruce Karatz and Kimberly N. King, and each of them, as proxies with full power of substitution and revocation, to vote all of the shares of KB Home Common Stock the undersigned is entitled to vote at the KB Home Annual Meeting of Stockholders to be held on April 1, 2004, or at any adjournment thereof, upon the Proposals set forth on the reverse side of this Proxy Card and described in the accompanying Proxy Statement, and upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- Detach here from proxy voting card -

Mark here for address change or comments.	☐

PLEASE SEE REVERSE SIDE

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

			FOR (EXCEPT AS MARKED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR NOMINEES LISTED			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS		☐	☐	2.	PROPOSAL TO RATIFY ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2004	☐	☐	☐
NOMINEES IN CLASS III:
	01 RONALD W. BURKLE	03 LESLIE MOONVES
	02 DR. RAY R. IRANI	04 LUIS G. NOGALES
NOMINEE IN CLASS II:
05 MELISSA LORA

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME.					You may consent to receive all future annual meeting materials and stockholder commu- nications electronically. Enroll at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other stockholder correspondence.

Signature(s)                                                                                  Date                                         , 2004

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

— Detach here from proxy voting card —

Vote by Telephone
24 Hours a Day, 7 Days a Week
Telephone voting is available through 11:59PM Eastern
Time the day prior to annual meeting day.
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by telephone, you do NOT
need to mail back your proxy card.

PROXY

ANNUAL MEETING OF STOCKHOLDERS
APRIL 1, 2004
CONFIDENTIAL INSTRUCTIONS TO WACHOVIA BANK, N.A.
TRUSTEE FOR THE KB HOME GRANTOR STOCK TRUST

With respect to the voting at the Annual Meeting of Stockholders of KB Home (the “Company”) to be held on April 1, 2004, or any adjournment or postponement thereof, the undersigned participant in the Company’s employee stock option plans hereby directs Wachovia Bank, N.A., as Trustee of the Company’s Grantor Stock Trust, to vote all of the shares for which the undersigned is entitled to direct the vote under the Grantor Stock Trust in accordance with the following instructions:

THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT UNDER THE COMPANY’S GRANTOR STOCK TRUST WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF THIS CARD IS SIGNED AND RETURNED, BUT NO CHOICE IS INDICATED, THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AND UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- Detach here from proxy voting card -

ANNUAL MEETING OF STOCKHOLDERS APRIL 1, 2004

Dear Fellow Employee:

Just a reminder, your vote and your investment in KB Home are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than March 29, 2004 to ensure that your vote is counted.

Bruce Karatz
Chairman and Chief Executive Officer

Mark here for address change or comments.	☐

PLEASE SEE REVERSE SIDE

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

			FOR (EXCEPT AS MARKED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR NOMINEES LISTED			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS		☐	☐	2.	PROPOSAL TO RATIFY ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2004	☐	☐	☐
NOMINEES IN CLASS III:
	01 RONALD W. BURKLE	03 LESLIE MOONVES
	02 DR. RAY R. IRANI	04 LUIS G. NOGALES
NOMINEE IN CLASS II:
05 MELISSA LORA

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME.					You may consent to receive all future annual meeting materials and stockholder commu- nications electronically. Enroll at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other stockholder correspondence.

Signature(s)                                                                                  Date                                         , 2004

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

— Detach here from proxy voting card —

Vote by Telephone
24 Hours a Day, 7 Days a Week
Telephone voting is available through 11:59PM Eastern
Time the day prior to annual meeting day.
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by telephone, you do NOT
need to mail back your proxy card.